UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2014

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2014 (the "Closing Date"), Castle Brands Inc., a Florida corporation (the "Company"), and its wholly-owned subsidiary, Castle Brands (USA) Corp., a Delaware corporation ("CB-USA"), entered into an Amended and Restated Loan and Security Agreement (the "Agreement") with ACF FinCo I LP, a Delaware limited partnership ("ACF"), in order to amend certain terms of the Company’s existing $8,000,000 revolving facility (the "Facility") and $4,000,000 term loan (the "Term Loan") with ACF, as successor-in-interest to Keltic Financial Partners II, LP ("Keltic"). As of the Closing Date, $5.9 million was drawn under the Facility and the Term Loan had an outstanding principal balance of $1.6 million.

Among other changes, the Agreement modifies certain aspects of the existing Facility, including increasing the maximum amount of the Facility from $8,000,000 to $12,000,000 and increasing the inventory sub-limit from $4,000,000 to $6,000,000. In addition, the term of the Facility was extended from December 31, 2016 to July 31, 2019. The Facility interest rate was reduced to the rate that, when annualized, is the greatest of (a) the Prime Rate plus 3.00%, (b) the LIBOR Rate plus 5.50% and (c) 6.25%. As of the Closing Date, the Facility interest rate was 6.25%. The monthly facility fee was reduced from 1.00% per annum of the maximum Facility amount to 0.75%. In addition, the Agreement contains EBITDA hurdles allowing for further interest rate reductions in the future. The Agreement also modifies certain aspects of the EBITDA covenant that was contained in the previously existing Loan and Security Agreement, dated as of August 19, 2011, as amended. The Company and CB-USA paid ACF an aggregate $120,000 amendment fee in connection with the execution of the Agreement.

In connection with the Agreement, the Company and CB-USA entered into the following ancillary agreements: (i) a Reaffirmation Agreement (the "Reaffirmation Agreement") with (a) certain officers of the Company and CB-USA, including John Glover, the Company’s Chief Operating Officer, T. Kelley Spillane, the Company’s Senior Vice President - Global Sales, and Alfred Small, the Company’s Senior Vice President, Chief Financial Officer, Treasurer & Secretary, (b) certain participants in the Term Loan and (c) certain junior lenders to the Company, including Frost Gamma Investments Trust, an entity affiliated with Phillip Frost, M.D., a director and principal shareholder of the Company, Mark E. Andrews, III, a director of the Company and the Company’s Chairman, an affiliate of Richard J. Lampen, a director of the Company and the Company’s President and Chief Executive Officer, an affiliate of Glenn Halpryn, a director of the Company, Dennis Scholl, a director of the Company, and Vector Group Ltd., a more than 5% shareholder of the Company, of which Richard Lampen is an executive officer and Henry Beinstein, a director of the Company, is a director, which, among other things, reaffirms the existing Validity and Support Agreements by and among each officer, the Company, CB-USA and ACF, as successor-in-interest to Keltic; (ii) an Amended and Restated Term Note (the "Term Note") and (iii) an Amended and Restated Revolving Credit Note (the "Revolving Note").

In connection with the Agreement, on September 22, 2014, ACF entered into an amendment to that certain Subordination Agreement, dated as of August 7, 2013 (as amended, the "Subordination Agreement"), by and among ACF, as successor-in-interest to Keltic, and certain junior lenders to the Company; neither the Company nor CB-USA is a party to the Subordination Agreement.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, the Reaffirmation Agreement, the Term Note and the Revolving Note attached hereto as exhibits and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On September 24, 2014, in connection with the Company’s entry into the Agreement described in Items 1.01 and 2.03 of this Current Report, the Company repaid all its obligations under that certain Loan Agreement, dated as of August 7, 2013, by and among the Company and the lending parties thereto (the "Junior Loan Agreement"), under which it had $1,250,000 principal amount outstanding. Pursuant to the terms of the Junior Loan Agreement, the Company had the option to repay this indebtedness at any time prior to the maturity date without penalty, but with payment of accrued interest to the date of prepayment. The Company used proceeds from the Facility to repay such obligations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as exhibits to this Report on Form 8-K:
4.1 Amended and Restated Loan and Security Agreement, dated as of September 22, 2014, by and among ACF FinCo I LP, the Company and Castle Brands (USA) Corp.
4.2 Amended and Restated Term Note, dated as of September 22, 2014, in favor of ACF FinCo I LP.
4.3 Amended and Restated Revolving Credit Note, dated as of September 22, 2014, in favor of ACF FinCo I LP.
10.1 Reaffirmation Agreement, dated as of September 22, 2014, by and among the Company, Castle Brands (USA) Corp., the officers signatory thereto, certain term loan participants and certain junior lenders to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

September 24, 2014	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treas. & Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Loan and Security Agreement, dated as of September 22, 2014, by and among ACF FinCo I LP, the Company and Castle Brands (USA) Corp.
4.2	Amended and Restated Term Note, dated as of September 22, 2014, in favor of ACF FinCo I LP.
4.3	Amended and Restated Revolving Credit Note, dated as of September 22, 2014, in favor of ACF FinCo I LP.
10.1	Reaffirmation Agreement, dated as of September 22, 2014, by and among the Company, Castle Brands (USA) Corp., the officers signatory thereto, certain term loan participants and certain junior lenders to the Company.